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                                  EXHIBIT 23.1

         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 2002 relating to the financial statements, which appears in Onyx Acceptance Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.


/S/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Orange County, California
July 2, 2002